Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lowder, Sarah H. Moore and Kamal Hosein and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any reports or other filings which may be required to be filed with the Securities and Exchange Commission on behalf of The Colonial BancGroup, Inc. (the “Registrant”), for the purpose of registering under the Securities Act of 1933, as amended, shares, preferred shares, and debentures, including, without limitation, the offering of common, preferred, and debt securities of the Registrant, and preferred securities of any affiliated trusts, in an indeterminable dollar amount, or other debt offerings to be offered and sold form time to time, and on a delayed basis, by the Registrant on Form S-3 or other appropriate form and any amendments thereto (whether pre-effective or post-effective); to file such other reports or other filings, such registration statements and amendments thereto, with all exhibits thereto, and any documents in connection therewith with the Securities and Exchange Commission; and to file such notices, reports or registration statements (and amendments thereto) with any such securities authority of any state which may be necessary to register or qualify for an exemption from registration any such securities offered or sold by the Registrant in such states in relation to the offering, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done in connection with the offering as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated and done this 16th day of April, 2008, in Montgomery, Alabama.

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/s/ Robert E. Lowder Robert E. Lowder	Chairman of the Board, President and Chief Executive Officer

/s/ Lewis E. Beville Lewis E. Beville	Director

/s/ Augustus K. Clements, III Augustus K. Clements, III	Director

/s/ Robert S. Craft Robert S. Craft	Director

/s/ Patrick F. Dye Patrick F. Dye	Director

/s/ Hubert L. Harris, Jr. Hubert L. Harris, Jr.	Director

/s/ Clinton O. Holdbrooks Clinton O. Holdbrooks	Director

/s/ Deborah L. Linden Deborah L. Linden	Director

/s/ John Ed Mathison John Ed Mathison	Director

Milton E. McGregor	Director

/s/ John C. H. Miller, Jr.	Director
John C. H. Miller, Jr.

/s/ Joe D. Mussafer	Director
Joe D. Mussafer

/s/ William E. Powell, III	Director
William E. Powell, III

/s/ James W. Rane	Director
James W. Rane

/s/ Simuel Sippial	Director
Simuel Sippial, Jr.

/s/ Edward V. Welch	Director
Edward V. Welch